UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Revised Segment Information

Beginning in the first quarter of fiscal 2013, SUPERVALU INC. (the “Company”) has the following reportable segments: Retail Food, Save-A-Lot and Independent Business. The Company disaggregated its previous reportable segment, Retail Food, into two separate reportable segments: Retail Food (formerly referred to as the Traditional Retail Stores) and Save-A-Lot (formerly referred to as the Hard Discount operating segment within the Retail Food reportable segment). The Company has revised the Consolidated Segment Information that was contained in the Company’s Annual Report on Form 10-K for the year ended February 25, 2012 (the “2012 Form 10-K”) to reflect the new reportable segment structure. The revised Consolidated Segment Information for the 2012 Form 10-K is included with the disaggregated fiscal 2012 historical quarterly segment information in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

The adjusted segment information constitutes a reclassification and has no impact on reported net income or earnings per share for any period. These changes do not revise or restate information previously reported in the Consolidated Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Consolidated Statements of Cash Flows for the Company for any period.

All information in the 2012 Form 10-K remains unchanged. This Current Report does not modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as required to reflect the change in segments as described above. This Current Report on Form 8-K, including the exhibit, should be read in conjunction with the 2012 Form 10-K and the Company’s subsequent filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Consolidated Segment Financial Information for Fiscal 2012, 2011 and 2010 Consolidated Segment Financial Information for the Quarterly and Year-to-Date Periods of Fiscal 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2012

SUPERVALU INC.

By:	/s/ Sherry M. Smith
Sherry M. Smith Executive Vice President and Chief Financial Officer (Authorized Officer of Registrant)